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                                                                     EXHIBIT 21

                   SUBSIDIARIES OF THE TIMES MIRROR COMPANY

                             AS OF MARCH 1, 1996*

                                                                     STATE OF
      NAME                                                         INCORPORATION
      ----                                                         -------------
      The Baltimore Sun Company................................... Maryland
      The Hartford Courant Company................................ Connecticut
      Jeppesen & Co., GmbH**...................................... Germany
      Jeppesen Sanderson, Inc. ................................... Delaware
      LOS ANGELES TIMES***........................................
      Matthew Bender & Company, Incorporated**.................... New York
      The Morning Call, Inc. ..................................... Pennsylvania
      Mosby-Year Book, Inc. ...................................... Missouri
      Newsday, Inc.**............................................. New York
      Times Mirror Higher Education Group, Inc. .................. Delaware
      Times Mirror International Publishers U.S. Inc.**........... Delaware
      Times Mirror Magazines, Inc.**.............................. New York

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*  The names of certain other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

** 100% owned by a wholly-owned subsidiary of the Registrant. (All other subsidiaries listed above are wholly-owned by the Registrant.)

*** THE LOS ANGELES TIMES is an operating division of the Registrant, rather than a separately incorporated subsidiary.